Exhibit 10.2

4 Christopher Columbus Avenue
Danbury, CT 06810-7352
(203) 797-8005
Mulvaney PROPERTIES	Fax:(203)794-1786 www.mulvaneyproperties.com

July 23, 2007
Biodel, Inc.
Attn: Dr. Sol Steiner
6 Christopher Columbus Avenue
Danbury, CT 06810
Re:	Lease at 6 Christopher Columbus Avenue, Danbury, CT
Dear Sol:
This is to confirm that with 90 days’ notice, Mulvaney Properties, LLC will release Biodel, Inc. of all its obligations with regard to the lease agreement for the above-referenced property. The existing lease term is February 1, 2007 to January 31, 2010.
Sincerely,
MULVANEY PROPERTIES, LLC

/s/ George Mulvaney

George Mulvaney
Managing Member
/jb